Exhibit 99.1

Press Release
www.shire.com

Shire Announces Sale of Oncology Business to Servier for

$2.4 Billion

•	Sale of Oncology business unlocks embedded value within Shire’s portfolio and sharpens focus on core areas reinforcing our leadership in rare diseases

•	Oncology business provides Servier S.A.S. with an immediate presence in the U.S., enhancing its commitment to addressing unmet patient needs in oncology

Dublin, Ireland – April 16, 2018 – Shire plc (LSE: SHP, NASDAQ: SHPG) the leading global biotechnology company focused on rare diseases announces today that it has entered into a definitive agreement with Servier S.A.S. (“Servier”) to sell its Oncology business for $2.4 billion. Shire’s Oncology business includes in-market products ONCASPAR® (pegaspargase), a component of multi-agent treatment for acute lymphoblastic leukemia (ALL) and ex-U.S. rights to ONIVYDE® (irinotecan pegylated liposomal formulation), a component of multi-agent treatment for metastatic pancreatic cancer post gemcitabine-based therapy. The portfolio also includes Calaspargase Pegol (Cal-PEG), which is under FDA review for the treatment of ALL and early stage immuno-oncology pipeline collaborations.

Flemming Ornskov, M.D., M.P.H., Shire Chief Executive Officer, commented:

“This transaction is a key milestone for Shire, demonstrating the clear value embedded in our portfolio. While the Oncology business has delivered high growth and profitability, we have concluded that it is not core to Shire’s longer-term strategy. We will continue to evaluate our portfolio for opportunities to unlock further value and sharpen our focus on rare disease leadership with selective disposals of non-strategic assets.

“We are confident that Servier will continue to invest in this business and our colleagues who are expected to transfer as part of the transaction in order to meet the needs of cancer patients globally.

“The proceeds from the transaction increase optionality and Shire’s Board will consider returning the proceeds of the sale to shareholders through a shareholder-approved share buyback after the current offer period regarding Takeda’s possible offer for Shire concludes.”

Olivier Laureau, Servier Group President, commented:

“The acquisition of Shire's oncology franchise enables Servier to meet its strategic ambitions to become a global key player in oncology. As an essential step in the evolution of the Group, this acquisition allows us to establish a direct commercial presence in the United States, the world's leading pharmaceuticals market, and to strengthen our portfolio of marketed products in the territories where Servier is already present. Our goal is to bring these treatments to greater numbers of cancer patients around the world. We thoroughly look forward to welcoming Shire’s oncology teams who will join Servier after the closing."

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Transaction details

Under the terms of the agreement, Servier has agreed to acquire Shire’s Oncology business for a total consideration of $2.4 billion, in cash, upon completion. In 2017, the Oncology business generated revenues of $262 million. The total consideration represents a revenue multiple of 9.2 times 2017 revenues. The transaction covers the transfer of Shire’s Oncology business including in-market products ONCASPAR® (pegaspargase), a component of multi-agent treatment for acute lymphoblastic leukemia (ALL) and ex-U.S. rights to ONIVYDE® (irinotecan pegylated liposomal formulation), a component of multi-agent treatment for metastatic pancreatic cancer post gemcitabine-based therapy. The portfolio also includes Calaspargase Pegol (Cal-PEG), which is under FDA review for the treatment of ALL, and early stage immuno-oncology pipeline collaborations.

The gross assets that are the subject of the transaction are approximately $1.6 billion and the profits attributable to the assets being transferred are approximately $140 million, excluding depreciation, amortization and other direct and indirect costs.

Transaction closing

This transaction constitutes a Class 2 transaction for the purposes of the U.K. listing rules and, as such, Shire shareholder approval is not required. The transaction has been approved by the Board of Directors and is expected to close in the second or third quarter of 2018.

Transaction background

Shire’s Board of Directors initiated the potential divestment of the Oncology business in December 2017. The process, which commenced in January 2018, identified multiple potential strategic buyers across the U.S., Europe and Japan.

For further information please contact:

Investor Relations
Christoph Brackmann	christoph.brackmann@shire.com	+41 795 432 359
Sun Kim	sun.kim@shire.com	+1 617 588 8175
Robert Coates	rcoates@shire.com	+44 203 549 0874

Media
Katie Joyce	kjoyce@shire.com	+1 781 482 2779

NOTES TO EDITORS

Stephen Williams, Deputy Company Secretary, is responsible for arranging the release of this announcement.

Inside Information

This announcement contains inside information.

About Shire

Shire is the global leader in serving patients with rare diseases. We strive to develop best-in-class therapies across a core of rare disease areas including hematology, immunology, genetic diseases, neuroscience, and internal medicine with growing therapeutic areas in ophthalmics and oncology. Our diversified capabilities enable us to reach patients in more than 100 countries who are struggling to live their lives to the fullest.

We feel a strong sense of urgency to address unmet medical needs and work tirelessly to improve people’s lives with medicines that have a meaningful impact on patients and all who support them on their journey.

www.shire.com

About Servier

Servier is an international pharmaceutical company governed by a non-profit foundation, with its headquarters in France (Suresnes). With a strong international presence in 148 countries and a turnover of 4.152 billion euros in 2017, Servier employs 21,600 people worldwide. Entirely independent, the Group reinvests 25% of its turnover (excluding generic drugs) in research and development and uses all its profits for development. Corporate growth is driven by Servier’s constant search for innovation in five areas of excellence: cardiovascular, immune-inflammatory and neuropsychiatric diseases, cancers and diabetes, as well as by its activities in high-quality generic drugs.

www.servier.com

Forward-Looking Statements

Statements included herein that are not historical facts, including without limitation statements concerning future strategy, plans, objectives, expectations and intentions, projected revenues, the anticipated timing of clinical trials and approvals for, and the commercial potential of, inline or pipeline products, are forward-looking statements. Such forward-looking statements involve a number of risks and uncertainties and are subject to change at any time. In the event such risks or uncertainties materialize, Shire’s results could be materially adversely affected. The risks and uncertainties include, but are not limited to, the following:

•	Shire’s products may not be a commercial success;

•	increased pricing pressures and limits on patient access as a result of governmental regulations and market developments may affect Shire’s future revenues, financial condition and results of operations;

•	Shire depends on third parties to supply certain inputs and services critical to its operations including certain inputs, services and ingredients critical to its manufacturing processes. Any disruption to the supply chain for any of Shire’s products may result in Shire being unable to continue marketing or developing a product or may result in Shire being unable to do so on a commercially viable basis for some period of time;

•	the manufacture of Shire’s products is subject to extensive oversight by various regulatory agencies. Regulatory approvals or interventions associated with changes to manufacturing sites, ingredients or manufacturing processes could lead to, among other things, significant delays, an increase in operating costs, lost product sales, an interruption of research activities or the delay of new product launches;

•	the nature of producing plasma-based therapies may prevent Shire from timely responding to market forces and effectively managing its production capacity;

•	Shire has a portfolio of products in various stages of research and development. The successful development of these products is highly uncertain and requires significant expenditures and time, and there is no guarantee that these products will receive regulatory approval;

•	the actions of certain customers could affect Shire’s ability to sell or market products profitably. Fluctuations in buying or distribution patterns by such customers can adversely affect Shire’s revenues, financial conditions or results of operations;

•	failure to comply with laws and regulations governing the sales and marketing of its products could materially impact Shire’s revenues and profitability;

•	Shire’s products and product candidates face substantial competition in the product markets in which it operates, including competition from generics;

•	Shire’s patented products are subject to significant competition from generics;

•	adverse outcomes in legal matters, tax audits and other disputes, including Shire’s ability to enforce and defend patents and other intellectual property rights required for its business, could have a material adverse effect on the Shire’s revenues, financial condition or results of operations;

•	Shire may fail to obtain, maintain, enforce or defend the intellectual property rights required to conduct its business;

•	Shire faces intense competition for highly qualified personnel from other companies and organizations;

•	failure to successfully execute or attain strategic objectives from Shire’s acquisitions and growth strategy may adversely affect the Shire’s financial condition and results of operations;

•	Shire’s growth strategy depends in part upon its ability to expand its product portfolio through external collaborations, which, if unsuccessful, may adversely affect the development and sale of its products;

•	a slowdown of global economic growth, or economic instability of countries in which Shire does business, could have negative consequences for Shire’s business and increase the risk of non-payment by Shire’s customers;

•	changes in foreign currency exchange rates and interest rates could have a material adverse effect on Shire’s operating results and liquidity;

•	Shire is subject to evolving and complex tax laws, which may result in additional liabilities that may adversely affect the Shire’s financial condition or results of operations;

•	if a marketed product fails to work effectively or causes adverse side effects, this could result in damage to Shire’s reputation, the withdrawal of the product and legal action against Shire;

•	Shire is dependent on information technology and its systems and infrastructure face certain risks, including from service disruptions, the loss of sensitive or confidential information, cyber-attacks and other security breaches or data leakages that could have a material adverse effect on Shire’s revenues, financial condition or results of operations;

•	Shire faces risks relating to the expected exit of the United Kingdom from the European Union;

•	Shire incurred substantial additional indebtedness to finance the Baxalta acquisition, which has increased its borrowing costs and may decrease its business flexibility;

•	Shire's ongoing strategic review of its Neuroscience franchise may distract management and employees and may not lead to improved operating performance or financial results; there can be no guarantee that, once completed, Shire's strategic review will result in any additional strategic changes beyond those that have already been announced;

•	the potential uncertainty resulting from the announcement by Takeda Pharmaceutical Company Limited that it is considering making an approach to Shire regarding a possible offer for Shire; and

a further list and description of risks, uncertainties and other matters can be found in Shire’s most recent Annual Report on Form 10-K and in Shire’s subsequent Quarterly Reports on Form 10-Q, in each case including those risks outlined in “ITEM1A: Risk Factors”, and in Shire’s subsequent reports on Form 8-K and other Securities and Exchange Commission filings, all of which are available on Shire’s website.

All forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by this cautionary statement. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof. Except to the extent otherwise required by applicable law, we do not undertake any obligation to update or revise forward-looking statements, whether as a result of new information, future events or otherwise.